Exhibit 5.3

LETTER OF CONSENT

TO:	Suncor Energy Inc.
The Securities and Exchange Commission

Dear Sirs/Mesdames:

Re: Suncor Energy Inc. (“Suncor”)

We refer to the following reports (the “Reports”) prepared by GLJ Ltd. (“GLJ”):

•	Reserves Assessment and Evaluation of In Situ Oil Sands Properties – Corporate Summary dated February 16, 2024;

•	Reserves Assessment and Evaluation of Oil Sands Mining Properties – Corporate Summary dated February 16, 2024; and

•	Reserves Assessment and Evaluation of the P&NG Reserves of Suncor Energy Inc., Newfoundland Offshore Areas dated February 16, 2024 which provide GLJ’s reports on proved and probable reserves evaluations of Suncor Energy Inc.’s Canadian mining and in-situ leases, and Canadian offshore conventional assets that were evaluated as at December 31, 2023.

We hereby consent to being named in, and to the use of, or reference to, excerpts and information derived from the said Reports by Suncor Energy Inc. in its Registration Statement on Form F-10, dated as of June 4, 2024 (the “Registration Statement”), and any amendments thereto. We hereby also consent to the reference to our firm under the heading “Experts”.

Yours very truly,

GLJ LTD.

/s/ Tracy K. Bellingham
Tracy K. Bellingham, P.Eng.
Vice President

Dated: June 4, 2024

Calgary, Alberta, CANADA